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                              TCC INDUSTRIES, INC.
                   504 LAVACA, SUITE 1004, AUSTIN, TEXAS 78701


                                                                    Exhibit 3.22


                             1997 AMENDMENT NO. 3 TO
                      THIRD AMENDED AND RESTATED BYLAWS OF
                              TCC INDUSTRIES, INC.



        Section 3.02 of the Third Amended and Restated Bylaws, as amended, of TCC Industries, Inc., a Texas corporation (the "Corporation"), was amended by action of the Board of Directors of the Corporation duly taken at a meeting of said Board held on July 2, 1997, by deleting the first sentence thereof (as amended by 1997 Amendment No. 1 to Third Amended and Restated Bylaws of TCC Industries, Inc.) and inserting in lieu of such sentence, the following:

         "The Board of Directors shall consist of eight (8) members, each to hold office until the next annual meeting of shareholders or until his or her successor shall be elected and shall have qualified."

         The undersigned Secretary of the Corporation hereby certifies that the foregoing is true and correct.

DATED as of July 2, 1997.


                                                     /s/ ROBERT THOMAJAN
                                                     ---------------------------
                                                     Robert Thomajan, Secretary



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